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                                                                   EXHIBIT 10.48

                              EMPLOYMENT AGREEMENT

         THIS AGREEMENT ("Agreement"), by and between Clark/Bardes Holdings, Inc., a Delaware corporation ("Company"), and W.T. Wamberg, a resident of Illinois (the "Executive"), shall become effective on September 1, 1999 (the "Effective Date").

                                WITNESSETH THAT:

         WHEREAS, the Company desires to employ the Executive, and the Executive desires to be employed by the Company, in accordance with the terms and conditions of this Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants set forth herein, the Company and the Executive hereby agree as follows:

         1. EMPLOYMENT. The Company hereby agrees to employ the Executive, and the Executive agrees to serve the Company, in the capacities described herein during the Period of Employment (as defined in Section 2 of this Agreement), in accordance with the terms and conditions of this Agreement.

         2. PERIOD OF EMPLOYMENT. The term "Period of Employment" shall mean the period of 5 years, commencing on the Effective Date and, unless earlier terminated pursuant to Section 7, ending on the fifth anniversary of the Effective Date; provided, however, that the Period of Employment shall automatically be extended on a day by day basis effective on and after the fourth anniversary of the Effective Date (so that it is always one (1) year) until such date as either the Company or the Executive shall have terminated such automatic extension provision by giving written notice to the other.

         3. DUTIES DURING THE PERIOD OF EMPLOYMENT.

         (a) DUTIES. During the Period of Employment, the Executive shall be employed as the Chief Executive Officer of the Company with overall charge and responsibility for the business and affairs of the Company. Executive shall also be the Chairman of the Company's Board of Directors. Executive shall report directly to the Company's Board of Directors.

         (b) SCOPE. During the Period of Employment, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive shall devote substantially all of his business time and attention to the business and affairs of the Company. It shall not be a violation of this Agreement for the Executive to (i) serve on corporate, civic or charitable boards or committees; (ii) deliver lectures, fulfill speaking engagements or teach occasional courses or seminars at educational institutions; or (iii) manage personal investments, so long as such activities under clauses (i), (ii) and (iii) do not interfere, in any substantive respect, with the Executive's responsibilities hereunder.

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         4. COMPENSATION AND OTHER PAYMENTS.

         (a) SALARY. During the Period of Employment, the Company shall pay the Executive an annualized base salary of not less than Two Hundred Sixty Thousand ($260,000) per year (the "Base Salary"). The Executive's Base Salary shall be paid in accordance with the Company's executive payroll policy. The Base Salary shall be reviewed annually as of the end of each fiscal year during the Period of Employment by the Compensation Committee of the Company's Board of Directors (the "Committee"). Each annual review shall be completed within 60 days after the last day of the fiscal year. Based upon such reviews, the Committee may increase, but shall not decrease, the Base Salary. Any increase in Base Salary shall not serve to limit or reduce any other obligation to the Executive under this Agreement.

         (b) ANNUAL BONUS. In addition to the Base Salary, the Executive shall be eligible to receive an annual bonus of up to 140% of his Base Salary, as determined in the sole discretion of the Compensation Committee of the Company's Board of Directors.

         5. OTHER EXECUTIVE BENEFITS.

         (a) REGULAR REIMBURSED BUSINESS EXPENSES. The Company shall promptly reimburse the Executive for all expenses and disbursements reasonably incurred by the Executive in the performance of his duties hereunder during the Period of Employment.

         (b) BENEFIT PLANS. The Executive and his eligible family members shall be entitled to participate immediately, on terms no less favorable to the Executive and his eligible family members than the terms offered to senior executives of the Company, in any group and/or executive life, hospitalization or disability insurance plan, health program, vacation policy, pension, profit sharing, 401(k) and similar benefit plans (qualified, non-qualified and supplemental) or other fringe benefits (it being understood that items such as stock options are not fringe benefits) of the Company (collectively referred to as the "Benefits"). In the event that any health programs or insurance policies applicable to the Benefits provided hereunder contain a preexisting conditions clause, the Company shall either obtain a waiver from such clause with respect to the Executive and/or his eligible family members or self-insure the Executive and/or his eligible family members with respect to such conditions. Anything contained herein to the contrary notwithstanding, the benefits described herein shall not duplicate benefits made available to the Executive pursuant to any other provision of this Agreement.

         (c) PERQUISITES. The Company shall provide the Executive such perquisites of employment as are commonly provided to other senior executives of the Company. In addition to the foregoing, the Company shall: (1) pay the annual membership dues for organizations which are business related, including (i) the Glenview Country Club, (ii) the Barrington Hills Country Club, (iii) the Wynstone Country Club, (iv) the Chicago Club, (v) the Economic Club of Chicago, and (vi) the Max McGraw Wildlife Center; (2) pay the annual membership dues for industry organizations, including the Association for Advanced Underwriting; (3) provide the Executive with the use of an automobile that the Company leases in its own name and for which the Company pays all insurance premiums, and that is acceptable to the Company and to the Executive, and the Company shall also pay all expenses for the upkeep and operation of such


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automobile as documented by the Executive; (4) reimburse the Executive for the costs incurred by him for estate planning services provided by Ayco; and (5) reimburse the Executive for the cost of maintaining during the Period of Employment an individual disability insurance policy(ies) that will, together with any group disability policy maintained by the Company, provide the Executive with a disability benefit equal to 60% of his annual Base Salary and maximum Annual Bonus.

         (d) USE OF COMPANY AIRCRAFT. To the extent practicable, all of Executive's business related air travel will be via the Company's corporate aircraft (or the corporate aircraft of any of the Company's subsidiaries). In addition, the Executive shall have personal use of the Company's corporate aircraft (or the corporate aircraft of any of the Company's subsidiaries), subject to availability, reimbursement by the Executive to the Company of direct costs associated with such use, and usual and customary income tax treatment of such use.

         6. NON-COMPETITION; NON-SOLICITATION.

         (a) During the Period of Employment, and for two (2) years thereafter (the "non- Competition Period), the Executive shall not in the United States, and in any other areas in which the Company has done business within five (5) years preceding the Effective Date (collectively, the "Territory"), directly or indirectly, either alone or in partnership or jointly or in conjunction with any person or persons, firm, association, syndicate, company or corporation as principal, agent, employee, director, shareholder or in any other manner whatsoever (i) carry on or be engaged in the business of marketing executive benefit and insurance plans to large corporations and other organizations (the "Business") or any other business which is in competition with the Business as existing on the date hereof, or (ii) solicit business from, or sell to, any of the Company's customers in the Territory or any other person, firm or corporation in the Territory to whom the Company has sold products within five
(5) years preceding the date of this Agreement where such solicitation or sale would involve the sale of products competitive with the Business. Nothing herein shall prohibit Executive from being an owner of not more than 5% of the outstanding stock of any class of a corporation which is publicly traded, so long as he has no active participation in the business of such corporation.

         (b) Executive agrees that during the Period of Employment and for a period of two (2) year thereafter, he will not directly or indirectly offer employment to any person who is currently or was within the last year employed by the Company, or, is or will be employed by the Company, except with the prior written consent of the Company.

         (c) Nothing contained herein shall in any way limit the ability of the Company to enforce the terms of the Non-Compete Agreement between the Company and the Executive dated as of September 1, 1999.

         7. TERMINATION.

         (a) DEATH OR DISABILITY. This Agreement and the Period of Employment shall terminate automatically upon the Executive's death. If the Disability of the Executive has occurred (pursuant to the definition of "Disability" set forth below), it may give to the Executive


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written notice of its intention to terminate the Executive's employment. In such event, the Executive's employment with the Company shall terminate effective on the thirtieth day after receipt by the Executive of such notice given at any time after a period of one hundred eighty (180) consecutive days (or 60 consecutive days three or more times in any single period of 365 consecutive days) of Disability; provided that, within the thirty (30) days after such receipt, the Executive shall not have returned to full-time performance of the Executive's duties. For purposes of this Agreement, "Disability" means the Executive's inability to perform his duties hereunder as determined by a physician mutually acceptable to the Company and the Executive (or his representative).

         (b) BY THE COMPANY FOR CAUSE. During the Period of Employment after the Effective Date, the Company may terminate the Executive's employment for "Cause". For purposes of this Agreement, "Cause" shall mean (i) except in the event of the Executive's Disability, a substantial, repeated and continued act of misconduct or failure by the Executive to perform his material duties or obligations to the Company pursuant to this Agreement, as determined by a majority of the members of the Company's Board of Directors, which the Executive fails to remedy within thirty (30) days after written notice is received by the Executive specifying the alleged act of misconduct or failure in reasonable detail; (ii) conviction by the Executive of a felony; or (iii) the Company's Board of Directors determines that the Executive has engaged in a fraudulent act resulting in personal gain or enrichment at the expense of the Company or other detriment to the Company.

         (c) BY EXECUTIVE FOR GOOD REASON. During the Period of Employment, the Executive's employment hereunder may be terminated by the Executive for Good Reason. For purposes of this Agreement, "Good Reason" shall mean, without the executive's consent:

                  (i) the assignment to the Executive of any duties inconsistent in any material respect with the Executive's position (including status, offices, titles and reporting relationships), authority, duties or responsibilities as contemplated by Section 3 of this Agreement, or any other action by the Company which results in a significant diminution in such position, authority, duties or responsibilities, excluding for this Section 7(c) any isolated and inadvertent action not taken in bad faith and which is remedied by the Company within ten (10) days after receipt of a notice thereof given by the Executive;

                  (ii) any failure by the Company to comply with any of the provisions of Section 4 or 5 of this Agreement other than an isolated and inadvertent failure not taken in bad faith and which is remedied by the Company within ten (10) days after receipt of notice thereof given by the Executive; and

                  (iii) the Executive being required, without his consent, to relocate to a principal place of employment outside of the Chicago metropolitan area.

         (d) OTHER THAN FOR CAUSE OR GOOD REASON. The Executive or the Company may terminate this Agreement for any reason other than for Good Reason or Cause, respectively, upon thirty (30) days written notice to the Company or Executive, as the case may be. If the Executive terminates the Agreement for any reason, he shall have no liability to the Company or


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its subsidiaries or affiliates. If the Company terminates the Agreement, or if the Agreement terminates because of the death of the Executive, the obligations of the Company shall be as set forth in Section 8 hereof.

         (e) NOTICE OF TERMINATION. Any termination by the Company or by the Executive shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 19(b) of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon; (ii) sets forth in reasonable detail, if necessary, the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated; and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall not be less than thirty (30) days after the giving of such notice). The failure by the Executive or Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of the basis for termination shall not waive any right of such party hereunder or preclude such party from asserting such fact or circumstance in enforcing his or its rights hereunder.

         (f) DATE OF TERMINATION. "Date of Termination" means the date specified in the Notice of Termination; provided, however, that if the Executive's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of the Executive or the Disability Effective Date, as the case may be.

         8. OBLIGATIONS OF THE COMPANY UPON TERMINATION.

         (a) DEATH. If the Executive's employment is terminated by reason of the Executive's death, this Agreement shall terminate without further obligations to the Executive's legal representatives under this Agreement, other than those obligations accrued or earned and vested (if applicable) by the Executive as of the Date of Termination, including, but not necessarily limited to: (i) the Executive's full Base Salary through the Date of Termination at the rate in effect on the Date of Termination, disregarding any reduction in Base Salary in violation of this Agreement; (ii) any options (which shall become vested and immediately exercisable); and (iii) any other rights and benefits (including, without limitation, payments due pursuant to Section 5(a) of this Agreement) available to the Executive under employee compensation and benefit arrangements of the Company (without duplication) in which the Executive was a participant on the Date of Termination, determined in accordance with the applicable terms and provisions of such arrangements (such amounts specified in clauses (i) through (iii) are hereinafter referred to as "Accrued Obligations").

         (b) DISABILITY. If the Executive's employment is terminated by reason of the Executive's Disability, this Agreement shall terminate, and the Company shall pay to Executive (or in the event of Executive's death after finding of Disability, his surviving spouse, or if he leaves no spouse, his personal representative, as successor in interest) his Accrued Obligations.

         (c) CAUSE; OTHER THAN GOOD REASON. If the Executive's employment shall be terminated by the Company for Cause or by the Executive for Other than Good Reason, this Agreement shall terminate, and the Executive shall be entitled to
(i) the Base Salary earned by


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him before the Date of Termination, as provided in Section 4, prorated on the basis of the number of full days of service rendered by the Executive during the year to the Date of Termination; (ii) any accrued, but unpaid, vacation or sick leave benefits; (iii) any authorized but unreimbursed business expenses; and
(iv) any accrued, but unpaid Annual Bonus which will be paid in the year following the Executive's termination in accordance with the Company's customary practices.

         (d) GOOD REASON; CHANGE IN CONTROL; OTHER THAN FOR CAUSE, DEATH OR DISABILITY.

                  (i) If (A) the Company shall terminate the Executive's employment (other than for Cause or Disability and except if the Executive's employment is terminated as a result of his death); or (B) during the Period of Employment, the Executive shall terminate his employment for Good Reason; or (C) during the Period of Employment, the Executive shall terminate his for any reason within 12 months after a Change in Control, then the Executive shall receive the severance benefits provided for in this Section 8(d).

                  (ii) The Executive shall elect either (A) to receive a full 12 months of Base Salary ("Severance Compensation"), and be bound by the noncompetition and non-solicitation covenants under Section 6 (the "Restrictive Covenants") for 24 months following termination of employment; or (B) to receive no such compensation and not be bound by the Restrictive Covenants. The Executive shall communicate the selected option to the Company in writing within five (5) business days following the date of the Executive's termination of employment. If the Executive fails to give timely notice during the five day period, the Executive shall be deemed to have elected no Severance Compensation and no Restrictive Covenants. Whether the Executive elects Severance Compensation or not, the Company shall pay the Executive his pro rated Annual Bonus to the date of termination.

                  (iii) In addition, the Executive shall also receive those other obligations and Benefits accrued or earned and vested (if applicable) by the Executive as of the Date of Termination, including, but not necessarily limited to, all other Accrued Obligations.

                  (iv) For the remainder of the Period of Employment (determined without regard to the termination thereof pursuant to Section 7), or such longer period as any plan, program, practice or policy may provide, the Company shall continue benefits to the Executive and/or the Executive's family at least equal to those which would have been provided to them in accordance with Section 5(b) of this Agreement as if the Executive's employment had not been terminated, including (but not by way of limitation) health insurance and life insurance.

                  (v) For purposes of this Agreement, a "Change in Control" shall be deemed to have occurred if (A) the Company becomes a subsidiary of another corporation or entity or is merged or consolidated into another corporation or entity or substantially all of the assets of the Company are sold to another corporation or entity; or
         (B) any person, corporation, partnership or other entity, either alone or in conjunction with its "affiliates," as that term is defined in Rule 405 of the General Rules and Regulations under


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         the Securities Act of 1933, as amended, or other group of persons, corporations, partnerships or other entities who are not "affiliates" but who are acting in concert, other than the Executive or his family members or any person, organization or entity that is controlled by the Executive or his family members, becomes the owner of record or beneficially of securities of the Company that represent thirty-three and one-third percent (33 1/3%) or more of the combined voting power of the Company's then outstanding securities entitled to elect Board of Directors of the Company; or (C) the Board of Directors of the Company or a committee thereof makes a determination in its reasonable judgment that a "Change of Control" of the Company has taken place.

It is understood that the Executive's rights under this Section 8 are in lieu of all other rights which the Executive may otherwise have had upon termination of this Agreement; provided, however, that no provision of this Agreement is intended to adversely affect the Executive's rights under the Consolidated Omnibus Budget Reconciliation Act of 1985.

         9. MITIGATION. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement.

         10. INDEMNIFICATION. The Company shall maintain, for the benefit of the Executive, director and officer liability insurance in form at least as comprehensive as, and in an amount that is at least equal to, that maintained by the Company on the Effective Date. In addition, the Executive shall be indemnified by the Company against liability as an officer and director of the Company and any subsidiary or affiliate of the Company to the maximum extent permitted by applicable law. The Executive's rights under this Section 10 shall continue so long as he may be subject to such liability, whether or not this Agreement may have terminated prior thereto.

         11. CONFIDENTIAL INFORMATION. The Executive shall abide by the terms of Clark/Bardes, Inc.'s standard Intellectual Property and Confidentiality Agreement. In addition, during the Period of Employment and for a period of two
(2) years immediately thereafter, Executive shall not, directly or indirectly, use any Confidential Information other than pursuant to his employment by and for the benefit of the Company. The term "Confidential Information" used in this Agreement means all data or information not generally known outside of the business of the Company relating to its products, customer lists, financial arrangements or contracts, internal policies, or any non-public financial data or business plan, data, or survey, any product specification, and any description or plan for any new or revised product.

         12. REMEDY FOR VIOLATION OF SECTION 6 OR 11. The Executive acknowledges that the Company has no adequate remedy at law and will be irreparably harmed if the Executive breaches or threatens to breach the provisions of Sections 6 or 11 of this Agreement, and, therefore, agrees that the Company shall be entitled to injunctive relief to prevent any breach or threatened breach of either such Section and that the Company shall be entitled to specific performance of the terms of each of such Sections in addition to any other legal or equitable remedy it may have. Nothing in this Agreement shall be construed as prohibiting the Company from pursuing any other remedies at law or in equity that it may have or any other rights that it may have under any other agreement.


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         13. WITHHOLDING. Anything in this Agreement to the contrary notwithstanding, all payments required to be made by the Company hereunder to the Executive shall be subject to withholding of such amounts, at the time payments are actually made to the Executive and received by him, relating to taxes as the Company may reasonably determine it should withhold pursuant to any applicable law or regulation.

         14. ARBITRATION. Any dispute or controversy between the Company and the Executive, whether arising out of or relating to this Agreement, the breach of this Agreement, or otherwise, shall be settled by arbitration administered by the American Arbitration Association ("AAA") in accordance with its Commercial Arbitration Rules then in effect and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Any arbitration shall be held before a single arbitrator who shall be selected by the mutual agreement of the Company and the Executive, unless the parties are unable to agree to an arbitrator, in which case, the arbitrator will be selected under the procedures of the AAA. The arbitrator shall have the authority to award any remedy or relief that a court of competent jurisdiction could order or grant, including, without limitation, the issuance of an injunction. However, either party may, without inconsistency with this arbitration provision, apply to any court having jurisdiction over such dispute or controversy and seek interim provisional, injunctive or other equitable relief until the arbitration award is rendered or the controversy is otherwise resolved. Except as necessary in court proceedings to enforce this arbitration provision or an award rendered hereunder, or to obtain interim relief, neither a party nor an arbitrator may disclose the existence, content or results of any arbitration hereunder without the prior written consent of the Company and the Executive. The Company and the Executive acknowledge that this Agreement evidences a transaction involving interstate commerce. Notwithstanding any choice of law provision included in this Agreement, the United States Federal Arbitration Act shall govern the interpretation and enforcement of this arbitration provision. The arbitration proceeding shall be conducted in Chicago, Illinois or such other location to which the parties may agree. The Company shall pay the costs of any arbitrator appointed hereunder.

         15. REIMBURSEMENT OF LEGAL EXPENSES. In the event that the Executive is successful in pursuing any claim or dispute involving the Executive's employment with the Company, including any claim or dispute relating to (a) this Agreement,
(b) termination of the Executive's employment with the Company or (c) the failure or refusal of the Company to perform fully in accordance with the terms hereof, whether in mediation, arbitration or litigation, the Company shall promptly reimburse the Executive for all costs and expenses (including, without limitation, attorneys' fees) relating solely, or allocable, to such successful claim. In any other case, the Executive and the Company shall each bear all their own costs and attorneys fees.

         16. TAXES. In the event that the aggregate of all payments or benefits made or provided to, or that may be made or provided to, the Executive under this Agreement and under all other plans, programs and arrangements of the Company (the "Aggregate Payment") is determined to constitute a Parachute Payment, as such term is defined in Section 280G(b)(2) of the Internal Revenue Code, the Company shall pay to the Executive prior to the time any excise tax imposed by Section 4999 of the Internal Revenue Code ("Excise Tax") is payable with


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respect to such Aggregate Payment, an additional amount which, after the imposition of all income and excise taxes thereon, is equal to the Excise Tax on the Aggregate Payment. The determination of whether the Aggregate Payment constitutes a Parachute Payment and, if so, the amount to be paid to the Executive and the time of payment pursuant to this Section 16 shall be made by an independent auditor (the "Auditor") jointly selected by the Company and the Executive and paid by the Company. The Auditor shall be a nationally recognized United States public accounting firm which has not, during the two (2) years preceding the date of its selection, acted in any way on behalf of the Company or any affiliate thereof. If the Executive and the Company cannot agree on the firm to serve as the Auditor, then the Executive and the Company shall each select one accounting firm and those two firms shall jointly select the accounting firm to serve as the Auditor. Notwithstanding the foregoing, in the event that the amount of the Executive's Excise Tax liability is subsequently determined to be greater than the Excise Tax liability with respect to which an initial payment to the Executive under this Section 16 has been made, the Company shall pay to the Executive an additional amount with respect to such additional Excise Tax (and any interest and penalties thereon) at the time and in the amount determined by the Auditor. The Executive and the Company shall cooperate with each other in connection with any proceeding or claim relating to the existence or amount of liability for Excise Tax, and all expenses incurred by the Executive in connection therewith shall be paid by the Company promptly upon notice of demand from the Executive.

         17. SUCCESSORS.

         (a) This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's heirs and legal representatives. The Company may assign its rights, duties or obligations under this Agreement to only an entity with which it has merged or consolidated, or to which it has transferred all, or substantially all, of its assets.

         (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

         (c) The Company shall require any successor (whether direct or indirect, by purchase, merger, reorganization, consolidation, acquisition or property or stock, liquidation, or otherwise) to all or a substantial portion of its assets, by agreement in form and substance reasonably satisfactory to the Executive, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform this Agreement if no such succession had taken place. Regardless of whether such an agreement is executed, this Agreement shall be binding upon any successor of the Company in accordance with the operation of law, and such successor shall be deemed the "Company" for purposes of this Agreement.

         (d) As used in this Agreement, the term "Company" shall include any successor to the Company's business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.


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         18. REPRESENTATIONS.

         (a) The Company represents and warrants that (i) the execution of this Agreement has been duly authorized by the Company, including action of the applicable Board of Directors and Compensation Committee; (ii) the execution, delivery and performance of this Agreement by the Company does not and will not violate any law, regulation, order, judgment or decree or any agreement, plan or corporate governance document of the Company; and (iii) upon the execution and delivery of this Agreement by the Executive, this Agreement shall be the valid and binding obligation of the Company, enforceable in accordance with its terms, except to the extent enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

         (b) The Executive represents and warrants to the Company that (i) the execution, delivery and performance of this Agreement by the Executive does not and will not violate any law, regulation, order, judgment or decree or any agreement to which the Executive is a party or by which he is bound; (ii) the Executive is not a party to or bound by any employment agreement, noncompetition agreement or confidentiality agreement with any other person or entity that would interfere with this Agreement or his performance of services hereunder; and (iii) upon the execution and delivery of this Agreement by the Company, this Agreement shall be the valid and binding obligation of the Executive, enforceable in accordance with its terms, except to the extent enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

         19. MISCELLANEOUS.

         (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois, without reference to principles of conflicts of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or the respective successors and legal representatives.

         (b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party, by overnight courier, or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                                    If to the Executive:

                                    W. T. Wamberg
                                    102 South Wynstone Park Drive
                                    North Barrington, Illinois  60010

                                    With copy to Freeborn & Peters


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                                    If to the Company:

                                    Clark/Bardes Holdings, Inc.
                                    2121 San Jacinto Street, Suite 2200
                                    Dallas, Texas 75201
                                    Attn:  General Counsel

or to such other address as any of the parties shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

         (c) None of the provisions of this Agreement shall be deemed to be a penalty.

         (d) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

         (e) Any party's failure to insist upon strict compliance with any provision hereof shall not be deemed to be a waiver of such provision or any other provision hereof.

         (f) This Agreement (which includes the agreements referenced herein) supersedes any prior employment agreement or understandings, written or verbal between the Company or the Company and the Executive and contains the entire understanding of the Company, the Company and the Executive with respect to the subject matter hereof.

         (g) This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS HEREOF, the parties have executed this Agreement all as of the day and year first above written.

                                          CLARK/BARDES HOLDINGS, INC.


                                          By: /s/ [Illegible]
                                              ----------------------------------

                                          Its:
                                              ----------------------------------


                                          W.T. WAMBERG



                                          /s/ W.T. Wamberg
                                          --------------------------------------


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